     As filed with the Securities and Exchange Commission on March 2, 2001
                                                       Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                ---------------
                                   BUCA, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                ---------------

      Minnesota                      5812                    41-1802364
   (State or Other            (Primary Standard           (I.R.S. Employer
   Jurisdiction of                Industrial           Identification Number)
   Incorporation or          Classification Code
    Organization)                  Number)

                         1300 Nicollet Mall, Suite 5003
                          Minneapolis, Minnesota 55403
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------
                              Joseph P. Micatrotto
                Chairman, President and Chief Executive Officer
                                   BUCA, Inc.
                         1300 Nicollet Mall, Suite 5003
                          Minneapolis, Minnesota 55403
                                 (612) 288-2382
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                ---------------
                                   Copies to:
                             Douglas P. Long, Esq.
                              Faegre & Benson LLP
                            2200 Wells Fargo Center
                            90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 336-3000
                               Fax (612) 336-3026

                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                            Proposed        Proposed
                                              Amount        maximum          maximum        Amount of
            Title of                          to be      offering price     aggregate      registration
   securities to be registered              registered    per share(1)  offering price(1)      fee
-------------------------------------------------------------------------------------------------------
                                            1,795,600
Common Stock, $.01 par value............      shares        $20.0625     $36,024,225.00     $9,006.06

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices per share of the Registrant's Common Stock on February 26, 2001 as reported on the
    Nasdaq National Market.
                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to completion. Dated March 2, 2001.

                                   PROSPECTUS

                                1,795,600 Shares

                                   BUCA, INC.

                                  Common Stock

                                  -----------

  The shareholders named on page 7 are selling up to 1,795,600 shares of our common stock.

  Our common stock is traded on the Nasdaq National Market under the symbol "BUCA." On February 26, 2001, the last sale price for the common stock, as reported on the Nasdaq National Market, was $20.00 per share.

  See "Risk Factors" beginning on page 2 for factors you should consider before buying shares of the common stock.

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                                 March 2, 2001

                                   BUCA, INC.

   We own and operate full service, dinner-only restaurants under the name BUCA di BEPPO. Our restaurants offer high quality, immigrant Southern Italian cuisine served family-style in large portions in a fun and energetic atmosphere that parodies the decor and ambiance of post-War Italian/American restaurants. Our food is based on authentic family recipes enjoyed for generations in the villages of Southern Italy and then adapted to American ingredients. Our menu features dishes such as the BUCA di BEPPO 1893 salad, chicken cacciatore, spaghetti with half-pound meat balls, eggplant parmigiana, ravioli al pomodoro, veal marsala, garlic mashed potatoes, pizza arrabiatta and tiramisu. These dishes, often seasoned with garlic and served with vine-ripened tomatoes, communicate the pure, powerful flavors of the immigrant Southern Italian kitchen. Our oversized portions, served family-style on large platters, are designed to overwhelm guests with an abundance of high quality food. In family-style serving, each item is shared by the entire table, which encourages guests to interact and enjoy the meal together. We design each of our restaurants to be a fun, high-energy destination. Each BUCA di BEPPO restaurant in a market is unique, which reinforces our image as a collection of neighborhood restaurants. Our food, decor and family-style servings all promote a fun, celebratory and socially interactive dining experience that emulates a traditional Italian/American evening meal. We believe that our restaurants provide superior unit level economics. We are pursuing a rapid but disciplined expansion strategy. Our objective is to become the dominant family-style, immigrant Southern Italian restaurant in each of our markets.

   We were incorporated on December 2, 1994 as a Minnesota corporation. Our principal executive offices are located at 1300 Nicollet Mall, Minneapolis, Minnesota 55403 and our telephone number is (612) 288-2382. Our website is www.bucadibeppo.com. The information on our website is not intended to be part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our common stock.

                                  RISK FACTORS

   You should carefully consider the following risk factors before you decide to buy our common stock. You should also consider the other information in this prospectus. If any of the following risks actually occur, our business, financial condition, operating results or cash flows, could be materially adversely affected. This could cause the trading price of our common stock to decline, and you may lose part or all of your investment.

Our Business Could Be Materially Adversely Affected if We Are Unable to Expand in a Timely and Profitable Manner

   To continue to grow, we must open new BUCA di BEPPO restaurants on a timely and profitable basis. We have experienced delays in restaurant openings from time to time and may experience delays in the future. Delays or failures in opening new restaurants could materially adversely affect our business, financial condition, operating results or cash flows. We expanded from 11 restaurants at the end of fiscal 1997 to 51 restaurants at the end of fiscal 2000. We expect to open a total of 17 restaurants during fiscal 2001. Our ability to expand successfully will depend on a number of factors, some of which are beyond our control, including the:

  .  identification and availability of suitable restaurant sites;

  .  competition for restaurant sites;

  .  negotiation of favorable leases;

  . timely development in certain cases of commercial, residential, street or highway construction near our restaurants;

  .  management of construction and development costs of new restaurants;

  .  securing of required governmental approvals, permits and licenses;

  . recruitment of qualified operating personnel, particularly Paisano Partners and kitchen managers;

  .  competition in new markets; and

  .  general economic conditions.

   In addition, we contemplate entering new markets in which we have no operating experience. These new markets may have different demographic characteristics, competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our new restaurants to be less successful in these new markets than in our existing markets. Furthermore, a sustained history of operating losses at a restaurant could result in a charge for impairment of assets.

We May Not Be Able to Achieve and Manage Planned Expansion

   We face many business risks associated with rapidly growing companies, including the risk that our existing management, information systems and financial controls will be inadequate to support our planned expansion. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls. If we fail to continue to improve management, information systems and financial controls or encounter unexpected difficulties during expansion, our business, financial condition, operating results or cash flows could be materially adversely affected.

   Furthermore, we may seek to acquire the operations of other restaurants. To do so successfully, we would need to identify suitable acquisition candidates, obtain financing on acceptable terms, and negotiate acceptable acquisition terms. Even if we are successful in completing acquisitions, they may have a material adverse effect on our operating results, particularly in the fiscal quarters immediately following the completion of an acquisition, while the acquisition is being integrated into our operations. We do not currently have any definitive agreements, arrangements or understandings regarding any particular acquisition.

Fluctuations in Our Operating Results May Result in Decreases in Our Stock
Price

   Our operating results will fluctuate significantly because of several factors, including the timing of new restaurant openings and related expenses, profitability of new restaurants, increases or decreases in comparable restaurant sales, general economic conditions, seasonality of restaurant sales, consumer confidence in the economy, changes in consumer preferences, competitive factors and weather conditions. As a result, our operating results may fall below the expectations of public market analysts and investors. In that event, the price of our common stock would likely decrease.

   In the past, our preopening costs have varied significantly from quarter to quarter primarily due to the timing of restaurant openings. We typically incur most preopening costs for a new restaurant within the two months immediately preceding, and the month of, its opening. In addition, our labor and operating costs for a newly opened restaurant during the first three to six months of operation are materially greater than what can be expected after that time, both in aggregate dollars and as a percentage of restaurant sales. Accordingly, the volume and timing of new restaurant openings in any quarter has had and is expected to continue to have a significant impact on quarterly preopening costs and labor and direct and occupancy costs. Due to these factors, results for a quarter may not be indicative of results to be expected for any other quarter or for a full fiscal year.

Because of Our Small Restaurant Base, Our Operating Results Could Be Materially Adversely Affected By the Negative Performance of a Small Number of Restaurants

   Due to our small restaurant base, poor operating results at any one or more restaurants could materially adversely affect our business, financial condition, operating results or cash flows. Our operating results achieved to date may not be indicative of our future operating results with a larger number of restaurants in a more diverse geographic area.

Increased Food Costs Could Materially Adversely Affect Our Operating Results

   Our profitability depends in part on our ability to anticipate and react to changes in food costs. We rely on SYSCO Corporation, a national food distributor, as the primary distributor of our food. Although we believe that alternative distribution sources are available, any increase in distribution prices or failure to perform by SYSCO could cause our food costs to increase. Further, various factors beyond our control, including adverse weather conditions and governmental regulation, may affect our food costs. We cannot predict whether we will be able to anticipate and react to changing food costs by adjusting our purchasing practices and menu prices, and a failure to do so could materially adversely affect our business, financial condition, operating results or cash flows.

Changes in Consumer Preferences or Discretionary Consumer Spending Could Negatively Impact Our Results

   Our restaurants feature immigrant Southern Italian cuisine served family-style. Our continued success depends, in part, upon the popularity of this type of Italian cuisine and this style of informal dining. Shifts in consumer preferences away from our cuisine or dining style could materially adversely affect our future profitability. Also, our success depends to a significant extent on numerous factors affecting discretionary consumer spending, including economic conditions, disposable consumer income and consumer confidence. Adverse changes in these factors could reduce guest traffic or impose practical limits on pricing, either of which could materially adversely affect our business, financial condition, operating results or cash flows.

We May Be Unable to Sustain Profitability

   Through 1999, we had incurred net losses of approximately $6.1 million, primarily due to new restaurant opening expenses and the costs of hiring senior management to develop and implement our expansion strategy. We intend to continue to expend significant financial and management resources on the development of additional restaurants. We cannot predict whether we will be able to sustain revenue growth, profitability or positive cash flow in the future. Failure to achieve these objectives may cause our stock price to decline and make it difficult to raise additional capital.

We May Be Unable to Compete With Larger, Better Established Competitors

   The restaurant industry is highly competitive. Due to our limited financial resources and operating history, we may be unable to compete effectively with our larger, better established competitors, which have substantially greater financial resources and operating histories than we do. We will likely face direct competition with these competitors in each of the markets we enter.

We Could Face Potential Labor Shortages

   Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and wait staff, necessary to keep pace with our expansion schedule. Qualified individuals needed to fill these positions are in short supply in certain areas, and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants which could have a material adverse effect on our business, financial condition, operating results or cash flows. Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs.

Our Operations Depend on Governmental Licenses and We May Face Liability Under Dram Shop Statutes

   Our business depends on obtaining and maintaining required food service, health department and liquor licenses for each of our restaurants. If we fail to hold all necessary licenses, we may be forced to delay or cancel new restaurant openings and close or reduce operations at existing locations. In addition, our sale of alcoholic beverages subjects us to "dram shop" statutes in most states. These statutes allow an injured person to recover damages from an establishment that served alcoholic beverages to an intoxicated person. If we receive a judgment substantially in excess of our insurance coverage, or if we fail to maintain our insurance coverage, our business, financial condition, operating results or cash flows could be materially and adversely affected.

Complaints or Litigation From Guests May Materially Adversely Affect Us

   We are from time to time the subject of complaints or litigation from guests alleging illness, injury or other food quality, health or operational concerns. Adverse publicity resulting from these allegations may materially adversely affect us and our restaurants, regardless of whether the allegations are valid or whether BUCA is liable. These claims may divert our financial and management resources that would otherwise be used to benefit the future performance of our operations.

We May be Unable to Fund Our Significant Future Capital Needs and We May Need Additional Funding Sooner Than Anticipated

   We will need substantial capital to finance our expansion plans, which require funds for capital expenditures, preopening costs and potential initial operating losses related to new restaurant openings. We may not be able to obtain additional financing on acceptable terms. If adequate funds are not available, we will have to curtail projected growth, which could materially adversely affect our business, financial condition, operating results or cash flows. Moreover, if we issue additional equity securities, your holdings may be diluted.

   Although we expect that the net proceeds of the recent private placement, combined with other resources, will be sufficient to fund our capital requirements at least through fiscal 2002, this may not be the case. We may be required to seek additional capital earlier than anticipated if:

  .  future actual cash flows from operations fail to meet our expectations;

  . costs and capital expenditures for new restaurant development exceed anticipated amounts;

  .  we are unable to obtain sale-leaseback financing of certain restaurants;

  . landlord contributions, loans and other incentives are lower than expected;

  .  we are required to reduce prices to respond to competitive pressures; or

  . we are able to secure a greater number of attractive development sites than currently anticipated.

We May Suffer from Uninsured Losses which Could Have a Material Adverse Effect on Our Business

   We have comprehensive insurance, including general liability, fire, extended coverage and employee practices liability coverage. However, there are certain types of losses that may not be fully insurable or that we believe are not economically insurable, such as natural disasters. In view of the location of many of our existing and planned restaurants in California and other earthquake prone areas of the Western United States, our operations are susceptible to damage and disruption caused by earthquakes. In the event of an earthquake or other natural disaster affecting one or more geographic areas of our operations, we could suffer a loss of the capital invested in, as well as anticipated earnings from, the damaged or destroyed properties. In addition, we do not currently maintain any insurance coverage for the effects of adverse publicity, and any adverse publicity could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

California's Current Energy Crisis Could Disrupt Our Operations and Nationwide Increases in Energy Costs Could Increase Our Expenses

   We currently operate a significant number of our restaurants in California. California is in the midst of an energy crisis that could disrupt our operations and increase our expenses. In the event of an acute power shortage, California has on some occasions implemented, and may in the future continue to implement, rolling blackouts throughout California. We currently do not have backup generators or alternate sources of power in the event of a blackout. If blackouts interrupt the power supply at one or more of our restaurants, those restaurants would be temporarily unable to continue operations. Any interruption in our ability to continue operations at our restaurants could result in lost revenue, which could harm our business and results of operations. In addition, energy costs nationwide, including natural gas and electricity, have risen and may continue to rise significantly in the future. If we cannot pass along these costs to our customers, our margins will suffer and our net income would decrease.

Our Common Stock Price May Be Volatile

   The market price of our common stock could fluctuate significantly in response to quarterly operating results and other factors, including many over which we have no control and that may not be directly related to us. The stock market has from time to time experienced extreme price and volume fluctuations, which have often been unrelated or disproportionate to the operating performance of particular companies. Fluctuations or decreases in the trading price of our common stock may adversely affect your ability to trade your shares. In addition, these fluctuations could adversely affect our ability to raise capital through future equity financings.

Provisions of Our Articles of Incorporation, Our By-Laws and Minnesota Law Could Discourage Potential Acquisition Proposals and Delay or Prevent a Change in Control

   Anti-takeover provisions of our Articles of Incorporation, By-Laws and Minnesota law could diminish the opportunity for shareholders to participate in acquisition proposals at a price above the then current market price of our common stock. The provisions may also inhibit increases in the market price of our stock that could result from takeover attempts. For example, while we have no present plans to issue any preferred stock, our board of directors, without further shareholder approval, may issue preferred stock that could have the effect of delaying, deterring or preventing a change in control. The issuance of preferred stock could adversely affect the voting power of your shares. In addition, our Articles of Incorporation provide for a classified board of directors consisting of three classes as well as require a 75% supermajority vote for removal of directors. These classified board and supermajority removal provisions could also have the effect of delaying, deterring or preventing a change in control.

We Could Face Consolidated Tax Group Liability

   Prior to our spin-off in late fiscal 1996, we were a member of the consolidated tax group of Parasole Restaurant Holdings, Inc. Under the Internal Revenue Code, as a former member of the consolidated tax group, we could be held liable for unpaid federal tax liabilities, if any, of the consolidated tax group through the end of 1996 in the event of nonpayment by Parasole.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, as more fully described above and elsewhere in this prospectus.

                              SELLING SHAREHOLDERS

   The following table presents the number of outstanding shares of our common stock beneficially owned by the selling shareholders as of March 2, 2001. The table also presents the maximum number of shares proposed to be sold by the selling shareholders and the number of shares they will own after the sales. The percentages are based on 16,041,831 shares outstanding on March 2, 2001.


                                Shares Beneficially               Shares
                                    Owned Prior             Beneficially Owned
                                    to Offering             After Offering (1)
                                -------------------         ------------------
                                        Percentage                 Percentage
                                            of      Shares             of
               Name             Number  Outstanding Offered Number Outstanding
               ----             ------- ----------- ------- ------ -----------
   Pequot Capital Management,
    Inc. (2)................... 200,000     1.2     200,000  --        --
   Maxim Investco Small-Cap
    Growth Portfolio...........  52,000      *       52,000  --        --

--------
*Less than 1%.

(1)  Assumes sale of all shares of the selling shareholders being offered.

(2) Pequot Capital Management, Inc. holds shared voting and dispositive power for 160,000 shares of common stock held by Pequot Scout Fund, L.P. and 400,000 shares of common stock held by Pequot Navigator Offshore Fund, Inc.

                             PLAN OF DISTRIBUTION

   The selling shareholders may sell the shares being offered from time to time in one or more transactions:

  .  on the Nasdaq National Market or otherwise;

  .  in the over-the-counter market;

  .  in negotiated transactions;

  . through the writing of options on shares, whether the options are listed on an options exchange or otherwise; or

  .  a combination of such methods of sale.

   The selling shareholders may sell the shares at market prices prevailing at the time of sale, at prices related to those market prices or at negotiated prices. The selling shareholders also may sell the shares pursuant to Rule 144 adopted under the Securities Act of 1933 as permitted by that rule. The selling shareholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. The compensation of any particular broker-dealer may be in excess of customary commissions. The selling shareholders and broker-dealers that participate with the selling shareholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales of shares in the market.

   Upon notification to us by a selling shareholder that any material arrangement has been entered into with broker-dealers for the sale or purchase of shares, we will file a supplement to this prospectus, if required, disclosing:

  .  the name of the participating broker-dealers;

  .  the number of shares involved;

  .  the price at which such shares were sold;

  . the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

  . that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  .  other facts material to the transaction.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. Our SEC filings are also available at the office of the National Association of Securities Dealers, Inc. For more information on obtaining copies of our public filings at the National Association of Securities Dealers, Inc., you should write to National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold:

  . The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 26, 1999 filed pursuant to Section 15(d) of the Exchange Act (File No. 0-25721).

  . The Registrant's Quarterly Reports on Form 10-Q for the thirteen weeks ended March 26, 2000, for the thirteen weeks ended June 25, 2000 and for the thirteen weeks ended September 24, 2000.

  . The Registrant's Current Reports on Form 8-K filed with the Commission on March 1, 2001 and March 2, 2001.

  . The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed April 7, 1999 under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

   You may request a copy of these filings (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

                      Mr. Greg A. Gadel
                      Executive Vice President, Chief Financial Officer, Treasurer and Secretary
                      BUCA, Inc.
                      1300 Nicollet Mall, Suite 5003
                      Minneapolis, Minnesota 55402
                      (612) 288-2382

   You should rely only on the information incorporated by reference or presented in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus.

                                 LEGAL OPINIONS

   Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402 will pass upon the validity of the shares of common stock offered by this prospectus.

                                    EXPERTS

   The financial statements included in our Annual Report on Form 10-K for the year ended December 26, 1999, were audited by Deloitte & Touche LLP, independent auditors, as indicated in their report thereon, and are incorporated by reference into this prospectus and elsewhere in this registration statement in reliance upon their report, given on their authority as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Expenses in connection with the issuance and distribution of the shares of common stock being registered hereunder, other than underwriting commissions and expenses, are estimated below.

      SEC registration fee............................................ $  9,006
      Nasdaq listing fee..............................................   17,500
      Legal services and expenses.....................................   75,000
      Accounting services and expenses................................   30,000
      Printing fees...................................................    5,000
      Miscellaneous...................................................   14,994
                                                                       --------
        Total......................................................... $151,500
                                                                       ========

   Except for the SEC registration fee and the Nasdaq listing fee, all of the foregoing expenses have been estimated. The selling shareholders will bear fees and disbursements of their own legal counsel and accountants and transfer taxes. The Registrant will bear all other expenses.

Item 15. Indemnification of Directors and Officers.

   Section 302A.521 of the Business Corporation Law of the State of Minnesota provides that a Minnesota corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

   Section 302A.521 also provides that a Minnesota corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

   Section 302A.521 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 302A.521 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 302A.521.

   Our Amended and Restated Articles of Incorporation and Amended and Restated By-laws provide for indemnification of our directors and officers to the fullest extent permitted by law. The By-laws also permit the Board of Directors to authorize us to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the Minnesota Business Corporation Law, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

   As permitted by Section 302A.521 of the Minnesota Business Corporation Law, our Amended and Restated Articles of Incorporation provides that directors of the Company shall not be personally liable for monetary damages to us or our shareholders for a breach of fiduciary duty as a director to the full extent that the act permits the limitation or elimination of the liability of directors. As a result of this provision, our shareholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 16. Exhibits.

      Exhibit Description
      ------- -----------
       4.1    Specimen of Common Stock certificate (1)
       4.2    Amended and Restated Articles of Incorporation of the Registrant
              (2)
       4.3    Amended and Restated By-Laws of the Registrant (3)
       4.4    Form of Stock Purchase Agreement, dated February 26, 2001 (4)
       4.5    Stock Purchase Agreement, dated February 26, 2001, between the
              Registrant and Invesco Small Company Growth Fund
       4.6    Stock Purchase Agreement, dated February 26, 2001, between the
              Registrant and Invesco Variable Small Company Growth Fund
       4.7    Stock Purchase Agreement, dated February 26, 2001, between the
              Registrant and IRT Small Company Growth Fund
       4.8    Stock Purchase Agreement, dated February 26, 2001, between the
              Registrant and Maxim Invesco Small-Cap Growth Portfolio
       4.9    Stock Purchase Agreement, dated February 23, 2001, between the
              Registrant and Scudder Investor Services, as agent
       4.10   Stock Purchase Agreement, dated February 27, 2001, between the
              Registrant and Oppenheimer Discovery Fund
       4.11   Stock Purchase Agreement, dated February 23, 2001, between the
              Registrant and Pequot Scout Fund, L.P.
       4.12   Stock Purchase Agreement, dated February 23, 2001, between the
              Registrant and Pequot Navigator Offshore Fund, Inc.
       4.13   Stock Purchase Agreement, dated February 26, 2001, between the
              Registrant and Royal Bank of Canada by its duly authorized agent
              RBC Dominion Securities Corporation
       5      Opinion of Faegre & Benson LLP as to the legality of the shares being registered
      23.1    Consent of Faegre & Benson LLP (contained in Exhibit 5 to this
              Registration Statement)
      23.2    Consent of Deloitte & Touche LLP
      24      Powers of Attorney authorizing Joseph P. Micatrotto and Greg A.
              Gadel to sign this Registration Statement on behalf of the directors and certain officers of Registrant

--------
(1) Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-72593) filed with the Commission on March 24, 1999.

(2) Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-72593) filed with the Commission on March 24, 1999.
(3) Incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-72593) filed with the Commission on March 24, 1999.
(4) Incorporated by reference to Exhibit 4 to Form 8-K filed with the Commission on March 2, 2001.

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,
  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement provided, however, that paragraphs (1)(i) and
  (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 2, 2001.

                                          BUCA, Inc.

                                          By: /s/ Joseph P. Micatrotto
                                             ----------------------------------
                                             Joseph P. Micatrotto
                                             Chairman, President and Chief
                                             Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 2, 2001.

               Signature

                                                        Capacity

      /s/ Joseph P. Micatrotto            Chairman, President and Chief
-------------------------------------     Executive Officer (Principal
            Joseph P. Micatrotto          Executive Officer) and Director

          /s/ Greg A. Gadel               Chief Financial Officer (Principal
-------------------------------------     Financial and Accounting Officer)
              Greg A. Gadel

              Don W. Hays
              Peter J. Mihajlov
              Philip A. Roberts
              John P. Whaley              Board of Directors
              David Yarnell
              Paul Zepf

--------
* Joseph P. Micatrotto, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.

                                          By: /s/ Joseph P. Micatrotto
                                             ----------------------------------
                                             Joseph P. Micatrotto, Attorney-
                                              in-Fact

                               INDEX TO EXHIBITS

 Exhibit Description                                        Method of Filing
 ------- -----------                                      --------------------
  4.1    Specimen of Common Stock certificate (1).......  Incorporated by
                                                          Reference
  4.2    Amended and Restated Articles of Incorporation   Incorporated by
         of the Registrant (2)..........................  Reference
  4.3    Amended and Restated By-Laws of the Registrant   Incorporated by
         (3)............................................  Reference
  4.4    Form of Stock Purchase Agreement, dated          Incorporated by
         February 26, 2001(4)...........................  Reference
  4.5    Stock Purchase Agreement, dated February 26,
         2001, between the Registrant and Invesco Small
         Company Growth Fund............................  Filed Electronically
  4.6    Stock Purchase Agreement, dated February 26,
         2001, between the Registrant and Invesco
         Variable Small Company Growth Fund.............  Filed Electronically
  4.7    Stock Purchase Agreement, dated February 26,
         2001, between the Registrant and IRT Small
         Company Growth Fund............................  Filed Electronically
  4.8    Stock Purchase Agreement, dated February 26,
         2001, between the Registrant and Maxim Invesco
         Small-Cap Growth Portfolio.....................  Filed Electronically
  4.9    Stock Purchase Agreement, dated February 23,
         2001, between the Registrant and Scudder
         Investor Services, as agent....................  Filed Electronically
  4.10   Stock Purchase Agreement, dated February 27,
         2001, between the Registrant and Oppenheimer
         Discovery Fund.................................  Filed Electronically
  4.11   Stock Purchase Agreement, dated February 23,
         2001, between the Registrant and Pequot Scout
         Fund, L.P......................................  Filed Electronically
  4.12   Stock Purchase Agreement, dated February 23,
         2001, between the Registrant and Pequot
         Navigator Offshore Fund, Inc...................  Filed Electronically
  4.13   Stock Purchase Agreement, dated February 26,
         2001, between the Registrant and Royal Bank of
         Canada by its duly authorized agent RBC
         Dominion Securities Corporation................  Filed Electronically
  5      Opinion of Faegre & Benson LLP as to the
         legality of the shares being registered........  Filed Electronically
 23.1    Consent of Faegre & Benson LLP (contained in
         Exhibit 5 to this Registration Statement)......  Filed Electronically
 23.2    Consent of Deloitte & Touche LLP...............  Filed Electronically
 24      Powers of Attorney authorizing Joseph P.
         Micatrotto and Greg A. Gadel to sign this
         Registration Statement on behalf of the
         directors and certain officers of Registrant...  Filed Electronically

--------
(1) Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-72593) filed with the Commission on March 24, 1999.
(2) Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-72593) filed with the Commission on March 24, 1999.
(3) Incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-72593) filed with the Commission on March 24, 1999.
(4) Incorporated by reference to Exhibit 4 to Form 8-K filed with the Commission on March 2, 2001.